UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 20, 2024

SINTX Technologies, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-33624	84-1375299
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1885 West 2100 South

Salt Lake City, UT 84119

(Address of principal executive offices, including Zip Code)

Registrant’s telephone number, including area code: (801) 839-3500

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class:	Trading Symbol(s):	Name of each exchange on which registered:
Common Stock, par value $0.01 per share	SINT	The NASDAQ Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 20, 2024, SINTX Technologies, Inc. (the “Company”) entered into an Executive Employment Agreement (the “Agreement”) with its Chief Executive Officer and President Eric K. Olson. The Agreement has a term of six (6) months and is subject to automatic renewal for additional six-month periods unless either the Company or Mr. Olson provides thirty (30) days advance written notice of intent not to renew. Upon execution of the Agreement Mr. Olson became entitled to payment of a $25,000 cash bonus. The Agreement provides for an annual base salary of $350,000. Mr. Olson is eligible to receive annual cash bonuses, participate in awards under Company equity incentive plans, on terms and conditions as determined by the Board and participate in such health, group insurance, welfare, pension, and other employee benefit plans, programs, and arrangements as are made generally available from time to time to other employees of the Company. The Agreement also provides that, in the event of a termination of Mr. Olson’s employment without cause or for good reason, he will be eligible to receive, in addition to accrued salary and other benefits, severance payments equal to his base salary for a period equal to the longer of three months or the remainder of the initial term of the Agreement, or twelve months if his termination without cause or for good reason occurs within three months following a change in control of the Company. Under the Agreement, Mr. Olson’s receipt of such severance payments is subject to his execution and delivery of a general release of claims in favor of the Company.

The foregoing description of the Agreement is qualified in its entirety by reference to the full text of the Agreement, a copy of which will be filed as an exhibit to the Company’s Quarterly Report on Form 10-Q for the quarter ending September 30, 2024.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SINTX Technologies, Inc.

Date:	September 26, 2024	By:	/s/ Eric K. Olson
Eric K. Olson
Chief Executive Officer